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                                                                  EXHIBIT 10.118

       REPLACEMENT REDUCED AND MODIFIED RENEWAL REVOLVING PROMISSORY NOTE

$2,500,000.00                                               October 29, 2004
                                                            Nashville, Tennessee

         FOR VALUE RECEIVED, the undersigned, DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation (the "Borrower"), promises to pay to the order of AMSOUTH BANK (the "Bank"), in lawful currency of the United States of America, at AmSouth Center, 315 Deaderick Street, Nashville, Tennessee 37237, or at such other place as the holder from time to time may designate in writing, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 ($2,500,000.00) DOLLARS, or so much thereof as may be advanced hereunder in accordance with the terms of a Master Amendment to Loan Documents and Agreement dated effective October 1, 2000 executed between Bank, Borrower, and other subsidiaries, or affiliates of Borrower, all of which, including Borrower, are defined as "Debtors" therein, as amended (the "Master Amendment"). Interest shall accrue on the principal balance outstanding from and after December 15, 2002 at the Bank's Prime Rate plus one half of one percent (0.5%) (fifty basis points) per annum, provided that the interest rate shall in no event exceed nine and one-half percent (9.5%) per annum until after default or maturity, after which time interest shall accrue at the Default Rate defined in the Master Credit Agreement dated December 27, 1996, between First American National Bank, predecessor to Bank, Borrower and affiliates of Borrower (the "Default Rate"). Interest shall be due and payable monthly commencing on the first (1st) day of each month commencing on November 1, 2004. All principal and unpaid interest shall be payable at maturity on the 29th day of January 2005 (the "Maturity Date").

         Notwithstanding that the maximum principal face amount hereunder is $2,500,000.00, he undersigned acknowledges that the Letter of Credit Number 1813094 in favor of Continental Health Properties of Thomasville, LLC (the "Letter of Credit") in the amount of $200,000.00 has been drawn. Therefore, for so long as the Letter of Credit remains outstanding and drawn, the maximum amount which may be outstanding at any time hereunder shall be limited as follows:

         1. As of November 1, 2004, the maximum amount which may be outstanding at any time hereunder shall be reduced to $2,466,666.67;

         2. As of December 1, 2004, the maximum amount which may be outstanding at any time hereunder shall be reduced to $2,433,333.34; and

         3. As of January, 1, 2005, and for any time thereafter, be outstanding at any time hereunder shall be reduced to $2,400,000.01.

         The further covenants, agreements, restrictions and limitations set forth in the Master Amendment, as amended, are incorporated by reference herein and made a part hereof.

         This Replacement Reduced and Modified Renewal Revolving Promissory Note is a reduction and modification of the Revolving Promissory Note dated December 27, 1996, in the original amount of $10,000,000.00, as amended, and is a reduction and replacement of that


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Reduced and Modified Renewal Revolving Promissory Note dated December 15, 2002 and is being executed in accordance with the terms of the Fifth Amendment to Master Amendment to Loan Documents and Agreement dated October 29, 2004. This Replacement Reduced and Modified Renewal Revolving Promissory Note (and any and all extensions, modifications, renewals or amendments thereof) is (1) secured by the collateral described or referred to in the Loan Documents, as defined in the Master Amendment, and (2) the breach or occurrence of a default under the Loan Documents, at the option of the Bank, will constitute a default hereunder.

         Both principal and interest due on this Replacement Reduced and Modified Renewal Revolving Promissory Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America.

         Prepayment may be made at any time without premium.

         Time is of the essence of this Replacement Reduced and Modified Renewal Revolving Promissory Note. Upon the occurrence of any default, at the option of holder and without further notice to obligor, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the Default Rate, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred and sixty (360) days.

         If default is made in the payment of any payment due hereunder when the same shall become due or mature, or if default is made in the payment of the indebtedness hereunder at maturity, or in the event of default in or breach of any of the terms, provisions or conditions of the Loan Documents or any instrument(s) given to evidence or secure this Renewal Revolving Promissory Note, then at the election of the legal holder hereof, at any time thereafter made and without demand or notice, the owner and holder of this Replacement Reduced and Modified Renewal Revolving Promissory Note shall have the right to declare all sums unpaid hereon at once due and payable. In the event of such default, and the same is placed in the hands of an attorney for collection, or a suit is filed hereon, or if the proceedings are held in bankruptcy, receivership, or the reorganization of Borrower, or any person or entity constituting Borrower if Borrower is, or is composed of, more than one person or entity, or any guarantor or surety of this Replacement Reduced and Modified Renewal Revolving Promissory Note, or other legal or judicial proceedings for the collection hereof, the undersigned shall pay in addition to the owner and holder of this Replacement Reduced and Modified Renewal Revolving Promissory Note, all court costs and costs of collection, enforcement or protection of the rights or collateral of Bank hereunder including reasonable attorney's fees.

         Borrower and all endorsers and signers hereof, and each of them, expressly waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Replacement


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Reduced and Modified Renewal Revolving Promissory Note or the enforcement hereof and consent that the time of said payments or any part thereof may be extended by the holder hereof and as sent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without and anywise modifying, altering, releasing, affecting or limiting their respective liability. This Replacement Reduced and Modified Renewal Revolving Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The term obligor, as used in this Replacement Reduced and Modified Renewal Revolving Promissory Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Replacement Reduced and Modified Renewal Revolving Promissory Note evidences, whether as principal, maker, endorser, surety, guarantor or otherwise.

         In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received in connection herewith under the Loan Documents or otherwise, exceed the maximum amount permitted by applicable law (the "Maximum Amount"). Interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If Bank ever receives interest in an amount which apart from this provision would exceed the maximum amount, the excess shall, without penalty, be applied to the unpaid principal balance of the loan obligations in inverse order of maturity of installments and not to the payment of interest, or be refunded to the Borrower, at the election of the Bank in its full discretion or as required by applicable law.

         This instrument shall be governed by the laws of the State of Tennessee, except as such may be preempted by applicable laws of the United States of America governing the charging or receiving of interest.

         The provisions hereof shall be binding upon the parties, their successors and assigns. The provisions hereof are severable such that the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

         IN WITNESS WHEREOF, this Replacement Reduced and Modified Renewal Revolving Promissory Note has been duly executed by the undersigned the day and year first above written.

                                 DIVERSICARE MANAGEMENT SERVICES CO.,
                                 a Tennessee corporation

                                 By: /s/ William R. Council III
                                     ------------------------------------------
                                     William R. Council, III, CEO and President





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